                                                                  EXECUTION COPY


                                 FIRST AMENDMENT

            FIRST AMENDMENT, dated as of September 30, 2002 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of May 17, 2002 (the "Credit Agreement"; unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein), among TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Borrower"), the several banks and financial institutions or entities party thereto (each a "Lender" and, collectively, the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), ABN AMRO BANK N.V., BANK OF AMERICA, N.A., CREDIT LYONNAIS NEW YORK BRANCH and THE BANK OF NOVA SCOTIA, as co-documentation agents (in such capacity, the "Co-Documentation Agents") and BANK ONE, NA, as administrative agent (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:


            WHEREAS, the Borrower has requested the Lenders to consent to amendments to certain provisions of the Credit Agreement; and

            WHEREAS, the Lenders are willing to consent to the requested amendments, on and subject to the terms and conditions contained herein;

            NOW THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

            I. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            II. Amendments to Credit Agreement.

            1. Amendments to Section 1. Section 1.1 of the Credit Agreement is hereby amended as follows:

            (a) by deleting therefrom the definition of the term, "Applicable Margin", and substituting in lieu thereof the following definition:

            "Applicable Margin": (a) for the period from the Restatement Date to the First Amendment Effective Date, for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

                                           Base Rate       Eurodollar
                                             Loans           Loans
                                           ---------       ----------
      Revolving Credit Loans                 2.00%           3.00%
      Tranche A Term Loans                   2.00%           3.00%
      Tranche B Term Loans                   2.50%           3.50%


             (b) for the period from and after the First Amendment Effective Date until the date which is 18 months after the First Amendment Effective Date (the "Transition Date"), for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

                                           Base Rate       Eurodollar
                                             Loans           Loans
                                           ---------       ----------
      Revolving Credit Loans                 3.00%           4.00%
      Tranche A Term Loans                   3.00%           4.00%
      Tranche B Term Loans                   3.50%           4.50%


      and

            (c) from and after the Transition Date, (i) with respect to Revolving Credit Loans and Tranche A Term Loans, the Applicable Margins determined pursuant to the Pricing Grid (it being understood that the Applicable Margin for such Loans from and after the Transition Date until the subsequent Adjustment Date shall be determined based upon the Consolidated Leverage Ratio as of the last day of the fiscal quarter most recently ended prior to the Transition Date with respect to which financial statements have been delivered to the Lenders pursuant to
      Section 6.1) and (ii) with respect to Tranche B Term Loans, 3.50% in the case of Base Rate Loans and 4.50% in the case of Eurodollar Loans; provided that following delivery to the Administrative Agent of financial statements for a fiscal quarter ended on or after December 31, 2003 demonstrating that the ratio of Consolidated Total Debt to Consolidated Total Capitalization was not greater than 0.50:1.00 as of the last day of the fiscal quarter covered by such financial statements, the Applicable Margin for Tranche B Term Loans shall be 2.50% in the case of Base Rate Loans and 3.50% in the case of Eurodollar Loans until delivery to the Administrative Agent of financial statements demonstrating that the ratio of Consolidated Total Debt to Consolidated Total Capitalization was greater than 0.50:1.00 as of the last day of the fiscal quarter covered by such financial statements.

            (b) by amending the definition of the term "Consolidated EBITDA" to delete the further proviso at the end of such definition in its entirety.

            (c) by adding thereto the following definitions in their appropriate alphabetical order:

            "Additional Interest":  as defined in Section 2.13(c).

            "Consolidated Current Assets": of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

            "Consolidated Current Liabilities": of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

            "Consolidated Modified Quick Ratio": for any date, the ratio of (a)
      (i) the sum of (A) Consolidated Current Assets on such date, plus (B) the aggregate amount of the Available Revolving Credit Commitments of all Lenders on such date, minus (ii) all crude oil and feedstocks inventory at such date, to (b) the sum of (i) Consolidated Current Liabilities on such date plus (without duplication ) (ii) the aggregate amount of the Revolving Loans outstanding on such date.

            "First Amendment Effective Date": the "Amendment Effective Date", as defined in the First Amendment, dated as of September 30, 2002, to this Agreement.

            2. Amendments to Section 2. (a) Section 2.7(a) of the Credit Agreement is hereby amended to add the following sentence at the end of such provision:

      Notwithstanding the foregoing, commitment fees shall be calculated at the rate of 0.75% per annum for the period from the First Amendment Effective Date until the date on which the Lenders receive the unaudited financial statements of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended September 30, 2003.

            (b) Section 2.13 of the Credit Agreement is hereby amended by redesignating paragraph (d) thereof as paragraph (e), and inserting before such redesignated paragraph (e) the following new paragraph (d):

            (d) From and after the First Amendment Effective Date, additional interest ("Additional Interest") shall accrue on each Base Rate Loan and each Eurodollar Loan at a rate of 1.00% per annum for each day on which such Loan is outstanding. Such Additional Interest shall be payable in arrears on September 30, 2003, and thereafter, on the first day of each subsequent fiscal quarter; provided that (i) such Additional Interest shall cease to accrue on the later of March 31, 2004 and the date of delivery to the Administrative Agent of financial statements for a fiscal quarter ended on or after December 31, 2003 demonstrating that the ratio of Consolidated Total Debt to Consolidated Total Capitalization was not greater than 0.55:1.00 as of the last day of the fiscal quarter covered by such financial statements and (ii) any accrued but unpaid Additional Interest as of the date of delivery of such financial statements shall be paid on the first day of the subsequent fiscal quarter; provided, further that, notwithstanding the foregoing proviso, following delivery to the Administrative Agent of financial statements demonstrating that the ratio of Consolidated Total Debt to Consolidated Total Capitalization was greater than 0.55:1.00 as of the last day of the fiscal quarter covered by such financial statements, Additional Interest shall accrue on each Base Rate Loan and each Eurodollar Loan at a rate of 1.00% per annum for each day on which such Loan is outstanding.

            3. Amendments to Section 6. (a) Section 6.2 of the Credit Agreement is hereby amended by redesignating paragraph (f) thereof as paragraph (g), and inserting before such redesignated paragraph (g) the following new paragraph (f):

            (f) within 30 days after the end of each calendar month, (i) a monthly report setting forth for such recently ended month (A) unaudited Consolidated EBITDA, (B) unaudited Capital Expenditures (including turnaround spending), (C) a liquidity report describing borrowings under the Revolving Credit Facility, Letters of Credit outstanding, cash and cash invested, and (D) a progress report on Asset Sales required pursuant to Section 6.12 and (ii) a certificate duly executed by a Responsible Officer containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of Section 7.1(g).

            (b) Section 6.12(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

            (a) (i) On or prior to December 31, 2002, consummate one or more transactions resulting in the receipt by the Borrower of Net Cash Proceeds on or after the First Amendment Effective Date of at least $175,000,000 (including any deposit received in connection with any Asset Sale consummated after the First Amendment Effective Date, whether received before or after such date) in the aggregate from Asset Sales and/or issuance by the Borrower of Specified Equity Securities, and (ii) on or prior to March 31, 2003, consummate one or more transactions resulting in the receipt by the Borrower of Net Cash Proceeds on or after the First Amendment Effective Date of at least $200,000,000 in the aggregate from Asset Sales and/or issuance by the Borrower of Specified Equity Securities (including the Net Cash Proceeds received on or before December 31, 2002 pursuant to the foregoing clause (i)). The Net Cash Proceeds of such transactions shall be applied within one Business Day after receipt thereof as follows:

                        (A) with respect to Net Cash Proceeds received on or
            prior to December 31, 2002, 50% of such Net Cash Proceeds shall be applied to prepay the Term Loans as set forth in Section 2.10(e), and the remaining 50% of such Net Cash Proceeds shall be applied, first, to prepay any outstanding Revolving Credit Loans in accordance with Section 2.10(e) and, second, if any of such Net Cash Proceeds remain after prepaying all outstanding Revolving Credit Loans, such remaining amount shall be deposited in the Cash Collateral Account (without, in each case, any reduction in the Revolving Credit Commitments); and

                        (B) any such Net Cash Proceeds received after December
            31, 2002 shall be applied to prepay the Term Loans in accordance with Section 2.10(e).

      Notwithstanding any provision of Section 2.10 to the contrary, Net Cash Proceeds from Asset Sales received prior to the date on which the Borrower delivers, in accordance with

      Section 6.1(b), the unaudited financial statements of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended September 30, 2003, shall not be permitted to be reinvested but must be applied as described above in this Section 6.12.

            4. Amendments to Section 7. (a) Section 7.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

               7.1 Financial Condition Covenants.

            (a) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                       Consolidated
        Fiscal Quarter             Senior Leverage Ratio
        --------------             ---------------------
             3Q03                        2.50:1.00
          Thereafter                     2.00:1.00

             (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                       Consolidated
        Fiscal Quarter              Fixed Charge Ratio
        --------------              ------------------
             3Q03                        1.75:1.00
             4Q03                        1.75:1.00
          Thereafter                     2.00:1.00

             (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                       Consolidated
        Fiscal Quarter            Interest Coverage Ratio
        --------------            -----------------------
             3Q03                        2.75:1.00
             4Q03                        3.25:1.00
             1Q04                        3.75:1.00
             2Q04                        3.75:1.00
             3Q04                        3.75:1.00
             4Q04                        3.75:1.00
          Thereafter                     4.00:1.00

             (d) Consolidated Total Debt. Permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization on any date during any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                 Consolidated Total Debt/
        Fiscal Quarter          Total Capitalization Ratio
        --------------          --------------------------
             2Q02                        0.69:1.00
             3Q02                        0.68:1.00
             4Q02                        0.68:1.00
             1Q03                        0.68:1.00
             2Q03                        0.67:1.00
             3Q03                        0.65:1.00
             4Q03                       0.625:1.00
             1Q04                        0.60:1.00
          Thereafter                     0.55:1.00

            (e) 2Q02 Consolidated EBITDA. Permit Consolidated EBITDA of the Borrower and its Subsidiaries for the fiscal quarter of the Borrower ending June 30, 2002 to be less than $40,000,000.

            (f) Consolidated EBITDA. Permit Consolidated EBITDA for any period beginning on July 1, 2002 and ending on the last day of any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

                                 Cumulative Consolidated
      Fiscal Quarter End              EBITDA Minimum
      ------------------              --------------
             3Q02                       $45,000,000
             4Q02                       $45,000,000
             1Q03                       $90,000,000
             2Q03                      $270,000,000

             (g) Consolidated Modified Quick Ratio. Permit the Consolidated Modified Quick Ratio on any date set forth below to be less than the ratio set forth opposite such month below:

                               Consolidated Modified Quick
          Month End                        Ratio
          ---------                        -----
           10/31/02                      1.55:1.00
           11/30/02                      1.45:1.00
           12/31/02                      1.40:1.00
           1/31/03                       1.30:1.00
           2/28/03                       1.25:1.00
           3/31/03                       1.25:1.00
           4/30/03                       1.35:1.00
           5/31/03                       1.50:1.00
           6/30/03                       1.65:1.00

             (b) Section 7.6 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

      Notwithstanding the foregoing, the Borrower shall not be permitted to make any Restricted Payment during the period from the First Amendment Effective Date through the end of fiscal year 2003.

             (c) Section 7.18 of the Credit Agreement is hereby modified to delete the table set forth therein and replace such table with the following:

                 Period ending              Capital Expenditures
                 -------------              --------------------
                    12/31/02                    $253,500,000
                    6/30/03                     $237,500,000
            12/31/03 and Thereafter             $210,000,000

            III. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which all of the following conditions precedent have been satisfied or waived:

            1. The Administrative Agent shall have received a counterpart hereof duly executed and delivered by Borrower.

            2. The Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit A hereto ("Lender Consent Letters"), from Lenders constituting the Required Lenders.

            3. The Administrative Agent shall have received an executed Acknowledgment and Consent, in the form set forth at the end of this Amendment, from each Loan Party other than the Borrower (such Acknowledgements and Consents, together with this Amendment, the "Amendment Documents").

            4. The Administrative Agent shall have received, for the account of each Lender that executes and delivers a Lender Consent Letter on or prior to later of (a) September 23, 2002 and (b) the date on which executed Lender Consent Letters have been received from Lenders constituting the Required Lenders, an amendment fee in an amount equal to 0.375% of the Aggregate Exposure of such Lender.

            IV. General.

            1. Representation and Warranties. To induce the Administrative Agent to enter into this Amendment and to induce the Lenders to consent thereto, the Borrower hereby represents and warrants to the Agents and all of the Lenders as of the Amendment Effective Date that:

            (a) Each Loan Party has the corporate power and authority, and the legal right, to make and deliver the Amendment Documents to which it is a party and to perform the Loan Documents to which it is a party, as amended by the Amendment Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of such Amendment Documents and the performance of such Loan Documents, as so amended.

            (b) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution and delivery of the Amendment Documents or with the performance, validity or enforceability of the Loan Documents, as amended by the Amendment Documents.

            (c) Each Amendment Document has been duly executed and delivered on behalf of each Loan Party which is a party thereto.

            (d) Each Amendment Document and each Loan Document, as amended by the Amendment Documents, constitutes a legal, valid and binding obligation of each Loan Party which is a party thereto enforceable against such Loan Party in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (e) The execution, delivery and performance of the Amendment Documents and the performance of the Loan Documents, as amended by the Amendment Documents, will not violate any Requirement of Law or Contractual Obligation of any Loan Party which is a party thereto or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

            (f) The representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date.

            2. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the Amendment Documents, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

            3. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Loan Documents are and shall remain in full force and effect.

            4. Governing Law; Counterparts. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

            (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment, the Acknowledgment and Consent and the Lender Consent Letters signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                       TESORO PETROLEUM CORPORATION

                                       By: /s/ G. Scott Spendlove
                                          ----------------------------------
                                          Name: G. Scott Spendlove
                                          Title: Vice President, Finance


                                       BANK ONE, NA, as Administrative Agent

                                       By: /s/ Richard G. Hillsman
                                          ----------------------------------
                                          Name: Richard G. Hillsman
                                          Title: Managing Director





                                 First Amendment

                           ACKNOWLEDGMENT AND CONSENT

            Reference is made to the Credit Agreement described in the foregoing Amendment (the "Credit Agreement"; terms defined in the Credit Agreement being used in this Acknowledgement and Consent with the meanings given to such terms in the Credit Agreement). Each of the undersigned parties to the Guarantee and Collateral Agreement and/or one or more other Security Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (a) consents to the foregoing Amendment and the transactions contemplated thereby and (b) acknowledges and agrees that the guarantees and grants of security interests contained in the Guarantee and Collateral Agreement and other Security Documents are, and shall remain, in full force and effect after giving effect to the foregoing Amendment and all prior modifications to the Credit Agreement.

                                       FAR EAST MARITIME COMPANY
                                       GOLD STAR MARITIME COMPANY
                                       TESORO FINANCIAL SERVICES HOLDING
                                         COMPANY
                                       VICTORY FINANCE COMPANY

                                       By: /s/ Sharon L. Layman
                                          ----------------------------------
                                          Name: Sharon L. Layman
                                          Title: Attorney-in-Fact



                                       DIGICOMP INC.
                                       KENAI PIPE LINE COMPANY
                                       SMILEY'S SUPER SERVICE, INC.
                                       TESORO ALASKA COMPANY
                                       TESORO ALASKA PIPELINE COMPANY
                                       TESORO AVIATION COMPANY
                                       TESORO GAS RESOURCES COMPANY, INC.
                                       TESORO HAWAII CORPORATION
                                       TESORO HIGH PLAINS PIPELINE COMPANY
                                       TESORO MARINE SERVICES HOLDING COMPANY
                                       TESORO MARINE SERVICES, LLC
                                       TESORO MARITIME COMPANY
                                       TESORO NORTHSTORE COMPANY
                                       TESORO PETROLEUM COMPANIES, INC.
                                       TESORO REFINING AND MARKETING COMPANY




                                 First Amendment

                                       TESORO TECHNOLOGY COMPANY
                                       TESORO TRADING COMPANY

                                       By: /s/ Sharon L. Layman
                                          ----------------------------------
                                          Name: Sharon L. Layman
                                          Title: Vice President and Treasurer


                                       TESORO VOSTOK COMPANY

                                       By:/s/ Sharon L. Layman
                                          ----------------------------------
                                          Name: Sharon L. Layman
                                          Title: Vice President and Treasurer





                                 First Amendment

                                                                       EXHIBIT A


                              LENDER CONSENT LETTER

                          TESORO PETROLEUM CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT
                           DATED AS OF MAY 17, 2002


To:   Bank One, NA.,
      as Administrative Agent
      1 Bank One Plaza
      Mail Suite IL 1 0624
      Chicago, Illinois 60670-0624


Ladies and Gentlemen:

            Reference is made to the Amended and Restated Credit Agreement, dated as of May 17, 2002 (the "Credit Agreement"), among Tesoro Petroleum Corporation (the "Borrower"), the Lenders parties thereto, Bank One, NA, as Administrative Agent, and others. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

            The Borrower has requested that the Lenders consent to amend the Credit Agreement on the terms described in the Amendment in the form attached hereto as Exhibit A (the "Amendment").

            Pursuant to Section 10.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Administrative Agent of the Amendment.


                                    Very truly yours,


                                    --------------------------------
                                            Name of Lender


                                    By:
                                       ----------------------------
                                    Name:
                                    Title:


Dated as of September __, 2002